EAST TEXAS FINANCIAL SERVICES, INC.
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          1200 South Beckham o P. O. Box 6910 o Tyler, TX 75711-6910 o
                        903-593-1767 o Fax 903-593-1094




                                  NEWS RELEASE


For verification, contact:         Gerald W. Free,
                                   Vice Chairman/President/CEO
                                   Derrel W. Chapman,
                                   Executive Vice President/COO/CFO

Telephone:        (903) 593-1767
Fax:              (903) 593-1094

For immediate release:  January 31, 2003

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                       EAST TEXAS FINANCIAL SERVICES, INC.
                             DECLARES CASH DIVIDEND

Tyler, Texas, January 31, 2003, - - - East Texas Financial Services, Inc., (OTC Bulletin Board: ETFS.OB), the holding Company for First Federal Savings and Loan Association of Tyler, Texas, today reported that it has declared a quarterly cash dividend of $0.05 per share to be paid on February 19, 2003 to stockholders of record as of February 5, 2003. The annualized dividend yield is approximately 1.48% based on the most recent market price of $13.50.

In other matters, the Company announced the re-election of Jack W. Flock and Charles R. Halstead, as directors of the Company for a three-year term expiring in 2006. The Company also announced the appointment of Bryant & Welborn LLP, Tyler, Texas as independent auditors for the fiscal year ending September 30, 2003. The election of directors and appointment of auditors took place at the Company's Annual Stockholder's Meeting held January 29, 2003.


East Texas Financial Services, Inc., is the holding company for First Federal Savings and Loan Association of Tyler, Texas, which presently operates three full service offices and a loan agency in the Tyler area and one full service office in Gilmer, TX.


The Company's stock is traded under the symbol "ETFS" on the OTC Electronic Bulletin Board. Shares of the Company's stock have traded between $10.77 and $13.50 over the past twelve months.




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